EXHIBIT 10.86
                                  -------------

                      INVESTOR RELATIONS SERVICE AGREEMENT

This Agreement (the "Agreement"), made as of the 10th day of July, 2002 by and between Equitilink, LLC, maintaining its principal offices at 4275 Executive Square, Suite 210, La Jolla, CA 92037 (hereinafter referred to a s "Equitilink"(and Vertical Computer Systems, Inc., located at 6336 Wilshire Boulevard, Los Angeles, CA 90048, (hereinafter referred to as "Client").

                               W I T N E S E T H:

WHEREAS, Equitilink is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Equitilink for the purpose of obtaining public and investor relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders.

NEW, THEREFORE, is consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I.    ENGAGEMENT  OF  EQUITILINK.   Client  herewith   engages   Equitilink  and
      Equitilink agrees to render to Client public relations (including its shareholders), communications, advisory and consulting services (the "Services").

A. The Services to be provided by Equitilink shall include, but are not limited to, drafting, coordinating and issuing press releases, investor kits (in print and electronic forms), corporate profiles (all of the foregoing shall be subject to Client's final approval), preparing materials for use on Client's website, initiating and maintaining direct contact and communication with the existing shareholder base, responding to investor and shareholder inquiries, conducting a CEO interview to be aired on EquityBroadcast.com, and directing an interview of the CEO for nationwide broadcast (which utilizes 256 radio stations in 47 states, reaching a cumulative audience of 2.5 million). Subject to the forthcoming SB-2 Registration and upon Client's request, Equitilink shall initiate contact with the existing shareholder database, send out mailers to existing shareholders, and develop, implement and maintain an ongoing program to increase the investment community's awareness of Client's activities. Client acknowledges that Equitilink's ability to relate information regarding Client's activities is directly related to the information provided by Client to Equitilink. Equitilink acknowledges and agrees that it shall at all times comply with SEC rules and regulations with respect to the Services it provides to Client.

B. Client acknowledges that Equitilink will devote such time as is reasonably necessary to perform the Services for Client, having due regard for Equitilink's commitments and obligations to other business for which it performs the Services. Equitilink shall use best efforts to perform the Services and shall keep Client informed in reasonable detail of the Services proposed and the Services rendered on a weekly basis.

TERM AND TERMINATION. The term of this Agreement shall be for an initial period of three (3) months commencing July 10th, 2002. In the event that Client files its forthcoming SB-2 registration statement during the initial three (3) month term, the term of this Agreement shall automatically be extended for an additional two (2) months.

TREATMENT OF CONFIDENTIAL INFORMATION. Equitilink acknowledges and confirms the terms of the Confidentiality Agreement, executed on June 25, 2002. The parties hereby agree that the term of the confidentiality agreement shall be extended for a period of time that is equal to the term of this Agreement.

REPRESENTATION BY EQUITILINK OF OTHER CLIENTS. Client acknowledges and consents to Equitilink rendering public relations, consulting and/or communications services to other clients of Equitilink engaged in the same or similar business as that of Client.

II.   ADDITIONAL TERMS
      ----------------

INDEMNIFICATION. Client acknowledges that Equitilink, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Equitilink, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Equitilink. Except as set forth above, Equitilink agrees to indemnify, hold harmless and defend Client, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to Equitilink's performance of this Agreement.

INDEPENDENT CONTRACTOR. It is expressly agreed that Equitilink is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Equitilink or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

NON-ASSIGNMENT. This Agreement shall not be assigned by either party without the written consent of the other party.

COMPENSATION.     SEE SCHEDULE A1
------------

NOTICES. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

INDEPENDENT  COUNSEL.   Each  party  represents  and  warrants  that  they  have
independent legal counsel representation with respect to the execution and performance of this Agreement.

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MODIFICATION AND WAIVER. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

ENTIRE AGREEMENT. This writing constitutes the entire Agreement between the parties. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs. This Agreement shall be interpreted according to the laws of the state of California. By signing below all parties agree they have the authority to bind their respective companies.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


EQUITILINK, LLC


By:___________________________________     Date:________________________
   James J. Mahoney, Managing Director


By:  /s/ Thomas N. Mahoney                 Date: 7/11/02
   -------------------------------------        ------------------------
    Thomas N. Mahoney, Managing Director



VERTICAL COMPUTER SYSTEMS, INC.


By:  /s/ Richard Wade                      Date: 7-11-2002
   ---------------------------------            ------------------------
     Richard Wade



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



                                  SCHEDULE A-1


PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES


A. For the services to be rendered and performed by Equitilink during the term of the Agreement, Client shall, upon acceptance of this Agreement:
      Pay to Equitilink five million (5,000,000) shares of VCSY stock that will be subject to so-called "piggy back" registration rights for Client's forthcoming SB-2 registration statement for the initial term of this Agreement.


EQUITILINK, LLC


By:___________________________________     Date:_____________________
   James J. Mahoney, Managing Director


By:  /s/ Thomas N. Mahoney                 Date: 7/11/02
   -----------------------------------          ---------------------
    Thomas N. Mahoney, Managing
Director



VERTICAL COMPUTER SYSTEMS, INC.


By:  /s/ Richard Wade                      Date: 7-11-2002
   -----------------------------------          ---------------------
     Richard Wade




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